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                                                                       EXHIBIT 1

                               PURCHASE AGREEMENT

                                                                     May 5, 2000

Warburg, Pincus Equity Partners, L.P.
Warburg, Pincus Netherlands Equity Partners I, C.V.
Warburg, Pincus Netherlands Equity Partners II, C.V.
Warburg, Pincus Netherlands Equity Partners III, C.V.
466 Lexington Avenue
New York, New York 10017

Gentlemen:

     Principal Health Care, Inc., an Iowa corporation (the "Seller"), hereby agrees with Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (collectively, the "Purchasers"), as follows:

     1. PURCHASE AND SALE OF SECURITIES.

     (a) Subject to the terms and conditions hereof, on the Closing Date, as defined herein, the Seller shall sell to the Purchasers and the Purchasers shall purchase from the Seller, the equity securities (the "Securities") listed hereto on Schedule I hereto of Coventry Health Care, Inc., a Delaware corporation (the "Company"), for the aggregate amount in cash set forth on Schedule I hereto (the "Purchase Price"). The Purchase Price is a joint and several obligation of the Purchasers.

     (b) Such sales and purchases shall be effected by the Seller delivering to the Purchasers duly executed certificates or other instruments evidencing the Securities to be purchased, in each case with appropriate instruments of transfer attached (duly endorsed or otherwise in form sufficient for transfer), against delivery by the Purchasers to the Seller of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing.

     (c) The closing of the purchases and sales referred to above hereto shall take place on the third business day after the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m., New York time, or on such other date, and at such other place and time as the parties hereto shall mutually agree.



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     2. WARRANTIES AND REPRESENTATIONS OF THE SELLER.

     The Seller represents and warrants to each of the Purchasers that:

     (a) The Seller is a corporation duly organized and validly existing under the laws of the State of Iowa.

     (b) The Seller has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Seller is required for the execution, delivery or performance by the Seller of its obligations hereunder, including without limitation the sale of the Securities.

     (d) Neither the sale of the Securities nor the performance of the Seller's obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Seller, (ii) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Seller, as applicable, or any of its assets or properties or (iii) the terms of any material agreement to which the Seller is a party or to which any of the Seller's properties are subject.

     (e) The Seller has good and marketable title to the Securities. The Securities are owned by the Seller free and clear of any security interest, lien, claim or other encumbrance or any restriction on transfer, other than those imposed by the Securities Act and will be transferred to the Purchasers free of any Encumbrances.

     (f) The sale of the Securities by the Seller is not part of a plan or scheme to evade the registration requirements of the Securities Act. Neither the Seller nor any person acting on behalf of the Seller has offered or sold any of the Securities by any form of general solicitation or general advertising.

     3. PURCHASERS REPRESENTATIONS.

     Each Purchaser represents and warrants to the Seller that:


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     (a) Offering Exemption. Each Purchaser understands that the Securities have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of the Purchasers contained herein.

     (b) Knowledge of Offer. Each Purchaser is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that it has requested regarding its business plans and prospects. Each Purchaser has had full access to all information relating to the Company including without limitation access to the deliberations of the Board of Directors of the Company through its affiliate Warburg, Pincus Ventures, L.P., a Delaware limited partnership. The Seller has no obligation to provide further information about the Company to the Purchasers in connection with the transactions contemplated hereby.

     (c) Knowledge and Experience; Ability to Bear Economic Risks. Each Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement; each Purchaser is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

     (d) Limitations on Disposition. Each Purchaser understands that it must bear the economic risk of this investment indefinitely unless its Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such securities is qualified under applicable state securities laws or an exemption from such qualification is available. Each Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow such Purchaser to Transfer any or all of the Securities, in the amounts, or at the time such Purchaser might propose.

     (e) Investment Purpose. Each Purchaser is acquiring the Securities solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Securities. No other person has any right with respect to or interest in the Securities to be purchased by each Purchaser, nor has any Purchaser agreed to give any person any such interest or right in the future.

     (f) Capacity. Each Purchaser has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder. Each Purchaser has authorized the execution, delivery and performance of this Agreement, and each of the transactions contemplated hereby. No other action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, this Agreement shall constitute a valid and


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binding obligation of each Purchaser, on a joint and several basis, enforceable against such Purchaser in accordance with its terms.

     4. COVENANTS OF THE PARTIES.

     (a) Securities Act Restrictions. Each Purchaser acknowledges that the certificates evidencing the Securities will bear a legend reflecting the restrictions on the transfer of such securities under the Securities Act.

     (b) Further Assurances. From and after the Closing Date, the Seller shall execute all certificates, instruments, documents or agreements and shall take any other action which it is reasonably requested to execute or take to further effectuate the transactions contemplated hereby.

     (c) Best Efforts. Each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory filings as promptly as practicable after the date hereof.

     5. PURCHASERS' CONDITIONS TO CLOSING.

     The obligation of the Purchasers to purchase and pay for the Securities on the Closing Date shall be subject to the satisfaction or waiver (to the extent permitted by law), prior thereto or concurrently therewith, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     (b) Compliance with Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Seller prior to or on the Closing Date.

     (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     (d) Regulatory Approvals and Consents. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or otherwise been terminated without objection of any of the


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relevant federal authorities and all governmental consents, permits, authorizations, approvals and waivers which are required to consummate the transactions contemplated hereby shall have been obtained, including without limitation all consents or approvals required of any insurance regulator having jurisdiction over the business or assets of the Company or any of its subsidiaries.

     6. SELLER'S CONDITIONS TO CLOSING.

     The obligation of the Seller to sell the Securities to the Purchasers on the Closing Date shall be subject to the satisfaction or waiver (to the extent permitted by law), prior thereto or concurrently therewith, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of each of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     (b) Compliance with Agreement. The Purchasers shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Purchasers prior to or on the Closing Date.

     (c) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     7. TERMINATION AND ABANDONMENT.

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing Date:

     (a) by the mutual written consent of the Seller and the Purchasers;

     (b) by the Seller or the Purchasers if the other party or parties hereto fail to comply in any material respect with any of its or their covenants or agreements contained herein, or breaches its or their representations and warranties in any material way and such failure or breach, if capable of being cured, is not cured within 30 days of the receipt of written notice of such failure or breach from the terminating party;

     (c) by the Seller or the Purchasers if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or


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     (d) by the Seller or the Purchasers at any time after September 30, 2000;
provided however, that if the Closing Date has not occurred on or before September 30, 2000 as a result of a material breach of this Agreement, the breaching party shall not be entitled to terminate this Agreement pursuant to this Section 7(d).

     In the event of termination and abandonment of this Agreement pursuant to this Section 7, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Seller or the Purchasers; provided, that no party shall be relieved of any liability it may have to any other party as a result of any breach of its obligations hereunder.

     8. INDEMNIFICATION.

     (a) The Seller agrees to indemnify and hold harmless each of the Purchasers, each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of each Purchaser and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Seller contained in this Agreement, and the Seller will reimburse each Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

     (b) Each Purchaser jointly and severally agrees to indemnify and hold harmless the Seller, each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act and each officer, director, employee and agent of the Seller and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred, arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchasers contained in this Agreement, and each Purchaser will reimburse the Seller for its reasonable legal and other expenses (including the cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Securities.

     10. INTERPRETATION OF THIS AGREEMENT.


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     (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

     person: an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Securities Act: the Securities Act of 1933, as amended.

     Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     (c) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     (d) Notices.

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

          (1) if to any of the Purchasers, at 466 Lexington Avenue, New York, New York 10017, Attention: Joel Ackerman (facsimile: (212) 878-9351), or at such other address or facsimile number as any of the Purchasers may have furnished the Seller in writing;

          (2) if to the Seller, at 711 High Street, Des Moines, Iowa 50392,
     Attention: Karen Shaff (facsimile: (515) 235-9852), or at such other address or facsimile number as they may have furnished in writing to the Purchasers.

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     (e) Expenses and Taxes. The Seller will pay, and save the Purchasers harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any,


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which may be payable or determined to be payable on the execution and delivery of this Agreement.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     (g) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersede all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Seller and the Purchasers.


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     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                        Very truly yours,

                                        PRINCIPAL HEALTH CARE, INC.

                                        By: /s/ Karen Schaff
                                            ------------------------------


ACCEPTED & AGREED:


WARBURG, PINCUS EQUITY PARTNERS, L.P.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------


WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

By: Warburg, Pincus & Co.,
    General Partner

By: /s/ Stephen Distler
    ------------------------------


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WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

By: Warburg, Pincus & Co.,
    General Partner


By: /s/ Stephen Distler
    ------------------------------


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
                                   SCHEDULE I

----------------------------------------- --------------------------- -----------------
           Name of Purchasers              Number of Shares of        Purchase Price
                                           Company Common Stock
----------------------------------------- --------------------------- -----------------
Warburg, Pincus Equity                     9,450,000                   $94,500,000.00
Partners, L.P.
----------------------------------------- ---------------------------------------------
Warburg, Pincus Netherlands                  300,000                     3,000,000
Equity Partners I, C.V.
----------------------------------------- ---------------------------------------------
Warburg, Pincus Netherlands                  200,000                     2,000,000
Equity Partners II, C.V.
----------------------------------------- ---------------------------------------------
Warburg, Pincus Netherlands                   50,000                       500,000
Equity Partners III, C.V.
----------------------------------------- ---------------------------------------------
Total                                     10,000,000                  $100,000,000.00
----------------------------------------- ---------------------------------- ----------